As filed with the Securities and Exchange Commission on April 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

TEXAS	741563240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2702 Love Field Drive, Dallas, TX 75235

214/792-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LAURA H. WRIGHT

Senior Vice President — Chief Financial Officer

Southwest Airlines Co.

2702 Love Field Drive, Dallas, TX 75235

214/792-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES OF CORRESPONDENCE TO:

MADELEINE JOHNSON Vice President — General Counsel Southwest Airlines Co. 2702 Love Field Drive, Dallas, TX 75235 214/792-4000	C. MICHAEL HARRINGTON ROBERT L. KIMBALL ANDI YORIO Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002-6760 713/758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price/Amount of Registration Fee (1)
Debt Securities
Common Stock
Pass Through Certificates

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

EXPLANATORY NOTE

This registration statement contains two separate forms of prospectuses to be used in connection with offerings of (1) debt securities and common stock and (2) pass through certificates.

PROSPECTUS

Southwest Airlines Co.

DEBT SECURITIES

and

COMMON STOCK

We may offer and sell our unsecured debt securities and shares of our common stock from time to time in amounts, at prices and on terms that we will determine at the time of the offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We will provide specific terms of these securities and the manner in which we will sell them in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “LUV.”

INVESTING IN OUR SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS THAT ARE REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS BEFORE YOU MAKE ANY INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 26, 2012.

You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents that you are referred to in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the securities being offered at that time. The prospectus supplement also may add, update or change information contained in this prospectus. In this prospectus, “Southwest,” “we,” “us,” “our” and the “company” each refers to Southwest Airlines Co. and its consolidated subsidiaries, unless the context indicates otherwise.

To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on, and include statements about, Southwest’s estimates, expectations, beliefs, intentions, and strategies for the future, and the assumptions underlying these forward-looking statements. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “anticipate,” “expect,” “intend,” “may,” “will,” “estimate,” “should,” “project,” and similar expressions.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by Southwest’s forward-looking statements or from historical experience or Southwest’s present expectations. Known material risk factors that could cause these differences are set forth in our filings with the SEC that are incorporated in this prospectus by reference or that are stated in a prospectus supplement to this prospectus under the caption “Risk Factors.” Caution should be taken not to place undue reliance on the company’s forward-looking statements, which represent the company’s views only as of the dates of the respective documents. The company undertakes no obligation to update publicly or revise any forward-looking statements to reflect subsequent events or circumstances.

ABOUT SOUTHWEST AIRLINES CO.

Southwest Airlines Co. operates Southwest Airlines, a major passenger airline that provides scheduled air transportation in the United States. Our wholly-owned subsidiary, AirTran Airways, Inc., operates the passenger airline AirTran Airways, which provides scheduled air transportation in the United States and selected international markets. Our principal executive offices are located at 2702 Love Field Drive, P.O. Box 36611, Dallas, Texas 75235, and our telephone number is (214) 792-4000. We maintain a website on the Internet at http://www.southwest.com. Information that you may find on this website is not part of this prospectus.

Additional information about us is included in our reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.”

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as the cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from any offering of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issuance of securities. Such general corporate purposes may include, among other possible uses, the repayment of short-term or long-term indebtedness and capital expenditures.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

Year Ended December 31,					Three Months Ended March 31, 2012
2007	2008	2009	2010	2011
4.69	1.85	1.38	2.99	1.66	2.32

Earnings represent:

•	Income before income taxes, excluding the cumulative effect of accounting changes; plus

•	Fixed charges, excluding capitalized interest.

Fixed charges include:

•	Interest, whether expensed or capitalized; and

•	A portion of rental expense. Our management believes this is representative of the interest factor in those periods.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities under a contract called the indenture between us and Wells Fargo Bank, N.A., which acts as trustee. We may issue as many distinct series of debt securities under the indenture as we wish.

The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later in this section under “Default and Related Matters — Remedies if an Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by Texas law. A copy of the indenture may be obtained from us as described below under “Incorporation of Certain Documents by Reference.”

This section summarizes the material terms of the debt securities that we expect will be common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences with the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning for only the more important terms. You must look to the indenture for the most complete description of what is described in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and any pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities are payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or similar provisions;

•

the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if other than denominations of $1,000 and any of its integral multiples, the denominations in which the series of debt securities will be issuable;

•	the applicability of the provisions described under “Defeasance;”

•

if the series of debt securities will be issuable only in the form of a global security, the depository or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities (including its convertibility into our common stock).

Legal Ownership

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if required;

•	whether and how you can instruct it to send you debt securities registered in your own name so that you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold debt securities in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment, even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security? A global security is a special type of indirectly held security, as described above under “Legal Ownership — Street Name and Other Indirect Holders.” If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor, you should be aware that if debt securities are issued only in the form of global securities:

•	You cannot get debt securities registered in your own name.

•	You cannot receive physical certificates for your interest in the debt securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “Legal Ownership — Street Name and Other Indirect Holders.”

•	You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interest in the global security. We and the trustee also do not supervise the depositary in any way.

Special Situations when Global Security will be Terminated. In a few special situations described in the next paragraph, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of street name investors and direct holders in the debt securities have been previously described under “Legal Ownership” in the subsections entitled “Street Name and Other Indirect Holders” and “Direct Holders.”

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and a successor depositary is not appointed by us within 90 days.

•	When we notify the trustee that we wish to terminate the global security.

•

When an event of default on the securities has occurred and has not been cured, disregarding for this purpose any requirement of notice or that the default exists for a specified period of time. (Default is discussed later under “Default and Related Matters.”)

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

IN THE REMAINDER OF THIS DESCRIPTION “YOU” MEANS DIRECT HOLDERS AND NOT STREET NAME OR OTHER INDIRECT HOLDERS OF DEBT SECURITIES. INDIRECT HOLDERS SHOULD READ THE PREVIOUS SUBSECTION ENTITLED “STREET NAME AND OTHER INDIRECT HOLDERS.”

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	Your rights in several Special Situations, such as if we merge with another company, or if we want to change a term of the debt securities via Modification and Waiver;

•	A Defeasance clause and a Satisfaction and Discharge provision, each of which may allow for us to be completely released from our payment and other obligations on the debt securities; and

•	Your rights if we Default.

Additional Mechanics

Form, Exchange and Transfer. The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000.

You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform these functions ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if we and the security registrar are satisfied with your proof of ownership.

If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable, we may block the transfer or exchange of debt securities for a period beginning 15 days before the day we mail the notice of redemption, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents. We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the securities to pro rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in Dallas, Texas. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. However, if the debt securities are represented by a global security, we will make payments to the depositary by wire.

STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices, and may cancel or change these offices, including the use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices. We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events. We are generally permitted to consolidate or merge with another entity. We are also permitted to sell or convey all or substantially all of our assets to another entity. However, we may not take any of these actions unless all of the following conditions are met:

•

Where we consolidate or merge out of existence or sell or convey all or substantially all of our assets, the other entity must be organized under the laws of a state or under federal law, and it must agree to be legally responsible for the debt securities.

•

Immediately after the merger, sale of assets or other transaction, we must not be in default on the debt securities. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	extend the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable on an original discount security upon acceleration of the maturity of the debt security following a default;

•	impair your right to sue for payment; and

•	reduce the percentage of the principal amount of debt securities of any series or all series (voting as one class) the consent of which is needed to modify or amend the indenture.

Changes Requiring a Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by the holders of debt securities owning at least a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect the interests of holders of the debt securities described in the next paragraph. We may obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default unless we obtain an individual consent to the waiver from every holder.

Changes Not Requiring Approval. The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect the interests of holders of the debt securities. Holders of debt securities will also not be eligible to vote if the debt securities have been fully defeased as described below under “Defeasance.”

STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Absence of Restrictive Covenants

The indenture does not contain any promises by us on how we will operate our business, and does not restrict our ability to incur debt or grant liens on our assets. If we determine to include such a promise for the benefit of a particular series of debt securities, such promise, or restrictive covenant, will be described in the prospectus supplement relating to that series of debt securities.

Defeasance

We may be completely released from our payment and other obligations on the debt securities. The following discussion of defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

If there is a change in federal tax law, or if we obtain a ruling from the Internal Revenue Service, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full or legal defeasance, if we put in place the following arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

There must be a change in federal tax law or a ruling from the Internal Revenue Service that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion of our counsel confirming, among other things, the tax law change described above.

If we are able to fully defease the debt securities, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment.

Satisfaction and Discharge

The indenture will cease to be of further effect as to all debt securities of any series when either:

•

we have delivered to the trustee for cancellation all debt securities of that series that have been authenticated (except for lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has already been deposited in trust and subsequently returned to us); or

•

all debt securities of that series have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption under arrangements satisfactory to the trustee, and in any case we have deposited with the trustee as trust funds money in an amount sufficient to pay the entire indebtedness of all these debt securities to their stated maturity or redemption date; and we have paid all other sums payable by us under the indenture with respect to that series.

Notwithstanding any satisfaction and discharge or any defeasance with respect to the debt securities of any series, your rights of transfer and exchange, your rights to replace lost, stolen or destroyed debt securities, the rights and obligations of the trustee and your rights as beneficiaries with respect to the trust funds deposited with the trustee would survive.

Default and Related Matters

Ranking. The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally in contractual right of payment with all of our other unsubordinated indebtedness.

Events of Default. You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What is an Event of Default? The term “event of default” means any of the following:

•	We do not pay the principal or any premium on a debt security when due.

•	We do not pay interest on a debt security within 30 days of its due date.

•

We remain in breach of any other covenant or agreement in the indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the outstanding principal amount of debt securities of the affected series.

•

We default on any indebtedness for borrowed money totaling over $50,000,000 and our obligation to repay such indebtedness is accelerated, and this repayment obligation remains accelerated for 10 days after we receive a notice of default by the trustee or holders of at least 25% of the outstanding principal amount of the affected debt securities.

•	We file for bankruptcy, or certain other events in bankruptcy, insolvency or reorganization occur.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series, plus accrued interest, to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series.

Reference is made to the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the holders of a majority of the aggregate principal amount of the securities of all series affected (voting as one class) may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee is required, within 90 days of acquiring knowledge of a default with respect to the debt securities of any series, to give you notice of the default, unless the default has been cured or waived before it gives the notice; however, the trustee may withhold notice of any non-payment default if it determines that withholding notice is in the interest of the holders of debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of at least 25% of the outstanding principal amount of all the securities of the relevant series must make a written request that the trustee take action because of an event of default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must have not taken action for 60 days after receipt of the above written request and offer of indemnity and no directions inconsistent with the above written request must have been given to the trustee during such period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default and indicating the nature and status of the default.

Concerning the Trustee

The trustee under the indenture is Wells Fargo Bank, N.A.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions;

however, if after an event of default has occurred and is continuing, the trustee acquires any conflicting interest (as described in the indenture) it must eliminate such conflict or resign.

DESCRIPTION OF CAPITAL STOCK

General

We are incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our articles of incorporation and bylaws (each as amended and restated and in effect on the date hereof). The terms of our capital stock are therefore subject to Texas law, including the Texas Business Organizations Code (the “TBOC”), and the common and constitutional law of Texas. Our articles of incorporation were filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 and our bylaws were filed as Exhibit 3.1 to our Current Report on Form 8-K filed on November 20, 2009. You are encouraged to read these documents.

We are authorized to issue 2,000,000,000 shares of common stock, $1.00 par value, of which 767,684,913 shares were outstanding on April 23, 2012. Our common stock is traded on the NYSE under the symbol “LUV.” We are not currently authorized to issue shares of preferred stock.

Voting Rights

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote at a meeting of shareholders. No shareholder has the right of cumulative voting.

With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or our articles of incorporation, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of shareholders at which a quorum is present; provided that, for purposes thereof, all abstentions and broker nonvotes shall not be counted as voted either for or against such matter. Directors shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present; provided that, if the number of nominees exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. For purposes thereof, (i) a majority of the votes cast means that the number of votes cast for a director must exceed the number of votes cast against that director, and (ii) abstentions and broker nonvotes shall not be counted as votes cast either for or against any nominee for director.

Dividend Rights

Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor.

Liquidation Rights

In the event of our liquidation, the holders of our common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities.

Certain Business Combination Restrictions

Section 21.606 of the TBOC restricts certain business combinations between us and an affiliated shareholder (beneficial ownership of 20% or more of the voting power of our stock entitled to vote for directors) for three years after the shareholder becomes an affiliated shareholder. The restrictions do not apply if the board of directors approved the transaction that caused the shareholder to become an affiliated shareholder or if the business combination is approved by the affirmative vote of two-thirds of our voting stock that is not beneficially owned by the affiliated shareholder at a meeting of shareholders called for that purpose within six months of the affiliated shareholder’s acquiring the shares. Although we may elect to exclude ourselves from the restrictions imposed by Section 21.606, our articles of incorporation do not currently do so.

Other

Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision. The outstanding shares of our common stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services at 161 N. Concord Exchange, South St. Paul, MN 55075.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Southwest Airlines Co. appearing in Southwest Airlines Co.’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Southwest Airlines Co.’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed for trading on the New York Stock Exchange under the symbol “LUV.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information, as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or 7.01 on any Current Report on Form 8-K) until we sell all the securities:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012; and

•	The description of our common stock contained in our Current Report on Form 8-K filed February 1, 2011, including any subsequently filed amendments and reports updating such description.

We make available free of charge on or through our Internet website, www.southwest.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address:

Southwest Airlines Co. c/o Investor Relations

P.O. Box 36611, HDQ-6FC

2702 Love Field Drive

Dallas, Texas 75235

(214) 792-4908

PROSPECTUS

Southwest Airlines Co.

PASS THROUGH CERTIFICATES

This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.

We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

INVESTING IN THE CERTIFICATES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS THAT ARE REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS BEFORE YOU MAKE ANY INVESTMENT IN THE CERTIFICATES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 26, 2012.

You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents that you are referred to in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. We are offering to sell the pass through certificates only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the pass through certificates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the certificates described in this prospectus in one or more offerings. Each time we offer the certificates, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the certificates being offered at that time. The prospectus supplement also may add, update or change information contained in this prospectus. In this prospectus, “Southwest,” “we,” “us,” “our” and the “company” each refers to Southwest Airlines Co. and its consolidated subsidiaries, unless the context indicates otherwise.

To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on, and include statements about, Southwest’s estimates, expectations, beliefs, intentions, and strategies for the future, and the assumptions underlying these forward-looking statements. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “anticipate,” “expect,” “intend,” “may,” “will,” “estimate,” “should,” “project,” and similar expressions.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by Southwest’s forward-looking statements or from historical experience or Southwest’s present expectations. Known material risk factors that could cause these differences are set forth in our filings with the SEC that are incorporated in this prospectus by reference or that are stated in a prospectus supplement to this prospectus under the caption “Risk Factors.” Caution should be taken not to place undue reliance on the company’s forward-looking statements, which represent the company’s views only as of the dates of the respective documents. The company undertakes no obligation to update publicly or revise any forward-looking statements to reflect subsequent events or circumstances.

ABOUT SOUTHWEST AIRLINES CO.

Southwest Airlines Co. operates Southwest Airlines, a major passenger airline that provides scheduled air transportation in the United States. Our wholly-owned subsidiary, AirTran Airways, Inc., operates the passenger airline AirTran Airways, which provides scheduled air transportation in the United States and selected international markets. Our principal executive offices are located at 2702 Love Field Drive, P.O. Box 36611, Dallas, Texas 75235, and our telephone number is (214) 792-4000. We maintain a website on the Internet at http://www.southwest.com. Information that you may find on this website is not part of this prospectus.

Additional information about us is included in our reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.”

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RISK FACTORS

An investment in the certificates involves risks. Before you invest in the certificates, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as the cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected.

USE OF PROCEEDS

The trustee will use the proceeds of the certificates for the purchase of one or more equipment notes issued by us. Except as set forth in a prospectus supplement for a specific offering of certificates, the equipment notes will be issued:

•	To finance the purchase of aircraft by us, or to refinance any debt previously issued by us in connection with our purchase of aircraft;

•

To finance or refinance the debt portion and, in certain cases, to refinance some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee of aircraft; and

•	To provide us with funds for general corporate purposes.

General corporate purposes may include, among other possible uses, the repayment of short-term or long-term indebtedness and capital expenditures.

To the extent that the proceeds of any offering of certificates are not used to purchase equipment notes on the date of issuance of those certificates, the relevant proceeds will be held for the benefit of those certificate holders. If those proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, they will be returned to the applicable certificate holders.

The prospectus supplement with respect to any offering of certificates will provide additional details with respect to the use of proceeds of those certificates, and with respect to the use of proceeds of any equipment notes to be purchased by a pass through trust.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

Year Ended December 31,					Three Months Ended March 31, 2012
2007	2008	2009	2010	2011
4.69	1.85	1.38	2.99	1.66	2.32

Earnings represent:

•	Income before income taxes, excluding the cumulative effect of accounting changes; plus

•	Fixed charges, excluding capitalized interest.

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Fixed charges include:

•	Interest, whether expensed or capitalized; and

•	A portion of rental expense. Our management believes this is representative of the interest factor in those periods.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, our counsel, Vinson & Elkins L.L.P., Houston, Texas, will render an opinion with respect to the validity of the certificates being offered by such prospectus supplement.

EXPERTS

The consolidated financial statements of Southwest Airlines Co. appearing in Southwest Airlines Co.’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Southwest Airlines Co.’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the offer and sale of the certificates covered by this prospectus. The registration statement, including the exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed for trading on the New York Stock Exchange under the symbol “LUV.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information, as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or 7.01 on any Current Report on Form 8-K) until we sell all of the certificates:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012; and

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•	The description of our common stock contained in our Current Report on Form 8-K filed February 1, 2011, including any subsequently filed amendments and reports updating such description.

We make available free of charge on or through our Internet website, www.southwest.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address:

Southwest Airlines Co. c/o Investor Relations

P.O. Box 36611, HDQ-6FC

2702 Love Field Drive

Dallas, Texas 75235

(214) 792-4908

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving expenses		**
Trustee fees		**
Miscellaneous		**

Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Article VIII, Section 1 of Southwest’s Amended and Restated Bylaws provides as follows:

“Right to Indemnification: Subject to the limitations and conditions as provided in this Article VIII, each person who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter called a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he (or a person of whom he is the legal representative) is or was a director or officer of the corporation (or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, Employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, Employee benefit plan, or other enterprise) shall be indemnified by the corporation to the fullest extent permitted by the Texas law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, court costs and attorneys’ fees) actually incurred by such person in connection with such proceeding, appeal, inquiry or investigation, and indemnification under this Article VIII shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder; provided, however, that in no case shall the corporation indemnify any such person (or the legal representative of any such person) otherwise than for his reasonable expenses, in respect of any proceeding (i) in which such person shall have been finally adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in such person’s official capacity, or (ii) in which such person shall have been found liable to the corporation; and provided, further, that the corporation shall not indemnify any such person for his reasonable expenses actually incurred in connection with any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.”

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Article Ten of Southwest’s Restated Articles of Incorporation (as amended) provides that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, subject to certain limitations.

Section 8.101 of the Texas Business Organizations Code provides that, subject to certain limitations, a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent that it is determined that:

(1)	the person:

(A)	acted in good faith;

(B)	reasonably believed:

(i)	in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests; and

(ii)	in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and

(C)	in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

(2)	with respect to expenses, the amount of expenses other than a judgment is reasonable; and

(3)	indemnification should be paid.

Southwest enters into indemnification agreements with the members of its board of directors (each an “indemnitee”). Each indemnification agreement requires Southwest to indemnify each indemnitee to the fullest extent permitted by the Texas Business Organizations Code and any successor statute thereto when such successor statute becomes applicable to Southwest. Southwest will also make the indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish indemnitee’s right to indemnification, whether or not wholly successful.

Southwest also maintains directors’ and officers’ liability insurance.

The forms of Underwriting Agreement to be filed as Exhibits 1.1, 1.2 and 1.3 to this Registration Statement provide for indemnification of directors and officers of Southwest against certain liabilities.

Item 16.	Exhibits.

*1.1	Form of Underwriting Agreement for Debt Securities.

*1.2	Form of Underwriting Agreement for Common Stock.

*1.3	Form of Underwriting Agreement for Pass Through Certificates.

4.1	Indenture dated as of September 17, 2004 between Southwest and Wells Fargo Bank, N.A., relating to Debt Securities (incorporated by reference to Exhibit 4.1 to Southwest’s Registration Statement on Form S-3, Registration No. 333-100861, filed on October 30, 2002).

4.2	Pass Through Trust Agreement between Southwest and Wilmington Trust Company dated as of July 1, 2005, relating to Pass Through Certificates (incorporated by reference to Exhibit 4.2 to Southwest’s Registration Statement on Form S-3, Registration No. 333-126738, filed on July 20, 2005).

**4.3	Form of Debt Securities.

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4.4	Specimen Certificate representing Common Stock of Southwest (incorporated by reference to Exhibit 4.2 to Southwest’s Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 001-7259)).

**4.5	Form of Pass Through Certificates.

5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the Debt Securities and Common Stock being registered.

5.2	Opinion of Vinson & Elkins L.L.P., as to the validity of the Pass Through Certificates being registered.

12.1	Statement re computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vinson & Elkins L.L.P. (contained in the opinions filed as Exhibits 5.1 and 5.2 hereto).

24.1	Power of Attorney (on signature page).

25.1	Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Trustee under Indenture for the Debt Securities.

25.2	Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee under the Pass Through Trust Agreement.

*	Southwest will file any underwriting agreement that it may enter into with respect to either the Debt Securities, Common Stock or Pass Through Certificates as an exhibit to a Current Report on Form 8-K.
**	Southwest will file each form of any Debt Securities or Pass Through Certificates that it may issue as an exhibit to a Current Report on Form 8-K.

Item 17. Undertakings.

A.    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “ Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(l)(i), (A)(l)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the

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registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Gary C. Kelly, Laura H. Wright, and Madeleine Johnson, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 26, 2012.

SOUTHWEST AIRLINES CO.

By	/s/ Laura H. Wright
Laura H. Wright
Senior Vice President Finance, Chief Financial Officer, & Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Gary C. Kelly Gary C. Kelly	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	April 26, 2012

/s/ Laura H. Wright Laura H. Wright	Senior Vice President Finance, Chief Financial Officer, & Treasurer (Principal Financial and Accounting Officer)	April 26, 2012

/s/ David W. Biegler David W. Biegler	Director	April 26, 2012

/s/ J. Veronica Biggins J. Veronica Biggins	Director	April 26, 2012

/s/ Douglas H. Brooks Douglas H. Brooks	Director	April 26, 2012

/s/ William H. Cunningham William H. Cunningham	Director	April 26, 2012

/s/ John G. Denison John G. Denison	Director	April 26, 2012

/s/ Nancy B. Loeffler Nancy B. Loeffler	Director	April 26, 2012

/s/ John T. Montford John T. Montford	Director	April 26, 2012

/s/ Thomas M. Nealon Thomas M. Nealon	Director	April 26, 2012

/s/ Daniel D. Villanueva Daniel D. Villanueva	Director	April 26, 2012

INDEX TO EXHIBITS

*1.1	Form of Underwriting Agreement for Debt Securities.

*1.2	Form of Underwriting Agreement for Common Stock.

*1.3	Form of Underwriting Agreement for Pass Through Certificates.

4.1	Indenture dated as of September 17, 2004 between Southwest and Wells Fargo Bank, N.A., relating to Debt Securities (incorporated by reference to Exhibit 4.1 to Southwest’s Registration Statement on Form S-3, Registration No. 333-100861, filed on October 30, 2002).

4.2	Pass Through Trust Agreement between Southwest and Wilmington Trust Company dated as of July 1, 2005, relating to Pass Through Certificates (incorporated by reference to Exhibit 4.2 to Southwest’s Registration Statement on Form S-3, Registration No. 333-126738, filed on July 20, 2005).

**4.3	Form of Debt Securities.

4.4	Specimen certificate representing common stock of Southwest (incorporated by reference to Exhibit 4.2 to Southwest’s Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 001-7259)).

**4.5	Form of Pass Through Certificates.

5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the Debt Securities and Common Stock being registered.

5.2	Opinion of Vinson & Elkins L.L.P., as to the validity of the Pass Through Certificates being registered.

12.1	Statement re computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Vinson & Elkins L.L.P. (contained in the opinions filed as Exhibits 5.1 and 5.2 hereto).

24.1	Power of Attorney (on signature page).

25.1	Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Trustee under Indenture for the Debt Securities.

25.2	Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee under the Pass Through Trust Agreement.

*	Southwest will file any underwriting agreement that it may enter into with respect to either the Debt Securities, Common Stock or Pass Through Certificates as an exhibit to a Current Report on Form 8-K.

**	Southwest will file each form of any Debt Securities or Pass Through Certificates that it may issue as an exhibit to a Current Report on Form 8-K.